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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM 8K-A


                           Amendment to Current Report
         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                  Date of Report Being Amended December 4, 2000






                     LIFE ENERGY & TECHNOLOGY HOLDINGS INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                              33-24483-NY              11-2914841
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(State or other jurisdiction       (Commission File          (IRS Employer
of incorporation                        number)           Identification Number)

2005 Beechgrove Place, Utica, New York                           13501
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:  315 724 8370




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Item 7 Other Events.

         The Company previously announced under Item 1, Change in Control, of its 8-K report for December 4, 2000 that it owned a 49% interest in Energy Producers, Inc. ("EPI") Since the date of that report, the Company learned that EPI failed to conclude its purchase of Calmon Energy, Inc. ("Calmon"), which would have added a substantial asset to EPI. Without the assets of Calmon, the Company decided to withhold the payment of funds to EPI. Consequently the Company's purchase of a 49% interest in EPI remains an incomplete transaction and the Company is reconsidering this investment. The Company has informed EPI that it would consider completing the purchase if EPI can obtain oil and gas assets of similar quality and quantity to its satisfaction. However, the Company is also reserving its option to cancel the transaction, in its discretion.

         The Company is presently negotiating with EPI, however, there is no assurance under present circumstances that the Company will complete this transaction.

         In the meantime, the Company is exercising its options to purchase other oil and gas interests in the United States and is continuing its negotiations for acquiring Algerian oil and gas rights as reported in the Company's 8-K report for December 26, 2000. The Company is presently committed to the acquisition of oil and gas interests as part of its energy development program.




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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 1, 2001



                                          LIFE ENERGY & TECHNOLOGY HOLDINGS INC.


                                           By  /s/ Christopher A. McCormack
                                           --------------------------------
                                               Christopher A. McCormack,
                                               Chief Executive Officer